                                                                     Exhibit 4.4

THIS WARRANT WAS ORIGINALLY ISSUED ON MARCH 23, 2000, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS WARRANT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF MARCH 23, 2000 BETWEEN THE ISSUER HEREOF (THE "COMPANY") AND THE INITIAL HOLDER HEREOF, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS WARRANT UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.

                            MEDICONSULT. COM, INC.

                       WARRANT TO PURCHASE COMMON STOCK
                       --------------------------------

Date of Issuance: March 23, 2000          Void After: March 23, 2005

     FOR VALUE RECEIVED, Mediconsult.com, Inc., a Delaware corporation (the "Company"), hereby grants to Andersen Consulting LLP, an Illinois limited liability partnership ("AC"), or its permitted assigns (the "Holder") the right to purchase from the Company 1,503,425 shares of the Company's Common Stock at a price per share of $3.8125 (the "Exercise Price") subject to the vesting schedule set forth herein. This Warrant is issued pursuant to the terms of the Warrant Agreement, dated as of March 23, 2000, by and between the Company and AC (the "Warrant Agreement"). The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

             This Warrant is subject to the following provisions:

     1.   Definitions.  For the purposes of this Agreement, terms not otherwise
          -----------
defined have the meanings set forth below:

     "Change of Control" means any of (i) the acquisition by any "person" or
      -----------------
"group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 50.01% or more of the outstanding capital stock of the Company on a fully-diluted basis, (ii) the failure of individuals who are members of the board of directors of the Company on the Date of Issuance (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Date of Issuance or previously so approved) to constitute a majority of the board of directors of the Company or
(iii) a Corporate Change.

     "Common Stock" means shares of the Company's Common Stock, $0.001 par
      ------------
value; provided that if there is a change in the class of securities issuable
       --------
upon exercise of this Warrant, then the term "Common Stock" shall mean shares of the security issuable upon exercise of this Warrant.

     "Corporate Change" means the occurrence of a recapitalization,
      ----------------
reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other similar transaction which is effected in such a way that holders of the capital stock of the Company are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets of an entity other than the Company in exchange for such capital stock.

     "Fair Market Value" means as to any security on any day (i) if the shares
      -----------------
are listed on the Nasdaq National Market, national securities exchange or other nationally recognized exchange or trading system as of such day, the last reported sale price per share of the shares thereon on such day, or if no such price is reported on such day, such price on the next preceding business day for which such price is reported, or (ii) if the shares are not listed on the Nasdaq National Market, national securities exchange or other nationally recognized exchange or trading system as of such day, the amount determined in good faith by the board of directors of the issuer and the Holder to represent the value per share the shares would have if publicly traded on a nationally recognized exchange or trading system (assuming the absence of unusual market conditions and no premium for control or discount for minority interests, illiquidity or restrictions on transfer). If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding on the Company and the Holder, and the fees and expenses of such appraiser shall be shared equally by the parties.

     "Person" means an individual, partnership, joint venture, corporation,
      ------
limited liability company, trust, unincorporated organization or government or department or agency thereof.

     2.   Exercise of Warrant

     2.1.    Exercise Period and Vesting.
             ---------------------------

             (a) Subject to the vesting schedule set forth in paragraph (b) below, the Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the vested purchase rights represented by this Warrant, at any time and from time to time after the date hereof to and including March 23, 2005 (the "Exercise Period").

             (b) The right to purchase 40% of the entire number of shares of Common Stock issuable upon exercise of this Warrant, as such number may be adjusted from time to time in accordance with Section 3 hereof (such entire number the "Number Issuable"), shall vest on the date hereof. The right to purchase the remainder of the Number Issuable shall vest from time to time as follows. Upon the acceptance by an authorized officer of the Company of an invoice representing a completed work order in connection with the Consulting Services Agreement by AC, the right to purchase a number of shares equal in value (valued at the Exercise Price) to 50% of the fees shown on such accepted invoice shall vest. The rights to purchase the remainder of the Number Issuable shall continue to vest in this manner upon the acceptance by the Company of additional invoices submitted by AC until the right to purchase the entire Number Issuable has vested.

     2.2. Exercise Procedure.
          ------------------

          (a) This Warrant or any portion hereof shall be deemed to have been exercised as of the close of business on the date (which shall be a business day) when the Holder has delivered all of the following items to the Company at the address given pursuant to Section 7.10 of the Warrant Agreement (the "Exercise Date"):

          (i) a completed Subscription, as described in Section 2.3 below, duly executed by the Holder;

          (ii)  this Warrant; and

          (iii) payment by a check or wire transfer to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

          (b)   Net Issue Exercise.  In lieu of paying the Aggregate Exercise
                -------------------
Price payable upon an exercise of this Warrant (or a portion hereof), the Holder may elect to surrender (in addition to the portion surrendered for exercise) a portion of the Warrant as is determined by dividing (i) the Aggregate Exercise Price payable in respect of the number of shares of Common Stock issuable upon exercise of the Warrant or portion thereof by (ii) the excess of the Fair Market Value per share of Common Stock as of the date of exercise over the per share Exercise Price.

          (c) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Holder as promptly as practicable after the Exercise Date. The Company will cooperate with the Holder in all respects to facilitate the expeditious transfer of the Common Stock following exercise of the Warrant.

          (d)   Share Legend.  Each certificate representing Common Stock issued
                ------------
upon exercise of this Warrant shall bear the following legend unless such shares or other securities have been registered under the Securities Act and any applicable state securities laws:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR (B) MEDICONSULT.COM, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER."

          (e) In the event of a partial exercise, unless this Warrant has expired or all of the purchase rights represented hereby have been exercised or surrendered, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised or surrendered and shall, promptly deliver such new Warrant to the Holder.

          (f) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Holder as of the close of business on the Exercise Date, and the Holder shall be deemed for all purposes to have become the record holder of such Common Stock as of the close of business on the Exercise Date.

          (g) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

          (h) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all necessary action as may be necessary to assure that the par value per share of the Common Stock issuable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

          (i) Notwithstanding any other provision hereof, if the Holder gives a notice of exercise that is conditional upon the effectiveness of a registration statement registering the resale of any Common Stock issuable upon the exercise hereof or upon the occurrence of a Change in Control, the Holder shall not be deemed to have exercised this Warrant (or any portion hereof) until the effectiveness of such Registration Statement or the occurrence of such Change in Control.

          (j) The Company shall assist and cooperate with the Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

          (k) Upon any exercise of this Warrant, the Company may require customary representations from the Holder to assure that the issuance of the Common Stock hereunder shall not require registration or qualification under the Securities Act or any state securities laws.

     2.3. Upon any exercise of this Warrant, the Subscription shall be substantially in the form set forth in Exhibit A hereto, except that if the
                                       ---------
shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Subscription shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued or surrendered, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised or unsurrendered portion of the rights hereunder is to be delivered.

     2.4. Fractional Shares.  If a fractional share of Common Stock would, but
          -----------------
for the provisions of Section 2.1, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the Exercise Date, deliver to the Purchaser payment by check or wire transfer to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Fair Market Value of such fractional share as of the Exercise Date and the Exercise Price of such fractional share.

     3.   Adjustment of Number of Shares. The Number Issuable (assuming full
          ------------------------------
vesting of this Warrant) shall be subject to adjustment from time to time as follows: In case the Company shall at any time or from time to time after the date hereof:

               (a) subdivide (by stock split, stock dividend, recapitalization or otherwise) the outstanding Common Stock into a larger number of shares;

               (b) combine (by reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares; or

               (c) issue any equity securities in a reclassification of the Common Stock;

then, and in each such case, the Number Issuable and the Exercise Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that upon exercise of this Warrant thereafter, the Holder shall be entitled to receive the same number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, and the Aggregate Purchase Price payable upon such exercise shall be the same, as if the Warrant been exercised immediately prior to the happening of such event. Adjustments made pursuant to this Section 3 shall become effective retroactively to the close of business on the date upon which such corporate action becomes effective.

     4.   Notices.  The Company will provide the same notices to the Holder that
          -------
the Company provides to its shareholders, at the same time and in the same manner as the Company provides such notices to the shareholders.

     5.   Merger, Consolidation or Reorganization.  In case of any Corporate
          ---------------------------------------
Change, the Company, or any successor or purchasing Person, as the case may be, shall execute, make lawful provision for and deliver to each holder of the Warrants evidenced hereby, prior to effecting any such Corporate Change, a warrant certificate that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Corporate Change by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Corporate Change. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 3 and shall contain other terms identical to the terms hereof.

     6.   Liquidation Dividends. If the Company declares or pays a dividend upon
          ---------------------
the Common Stock (or other securities that may be issuable upon exercise of this Warrant from time to time) payable other than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidation Dividend"), then the Company shall pay to the Holder at the time of payment thereof the Liquidation Dividend which would have been paid to the Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidation Dividend, or, if no record is taken, the date as of which the record holders of the Common Stock or such other securities entitled to such dividends are to be determined.

     Section 6.    No Voting Rights; Limitations of Liability. This Warrant
                   ------------------------------------------
shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

     Section 7.    Warrant Transferable.  Subject to the transfer conditions
                   --------------------
referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, in accordance with the terms of the Warrant Agreement, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit B hereto) at
                                                            ---------
the address of the Company given pursuant to the Warrant Agreement.

     Section 8.    Warrant Exchangeable for Different Denominations. This
                   ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Holder at the address of the Company given pursuant to Section 7.10 of the Warrant Agreement, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" of all such new Warrants regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

     Section 9.    Replacement. Upon receipt of evidence reasonably satisfactory
                   -----------
to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 10.   Notices.  All notices, deliveries, demands or other
                   -------
communications to be given hereunder shall be given as set forth in the Warrant Agreement.

     Section 11.   Amendment and Waiver.  Except as otherwise provided herein,
                   --------------------
the provisions of this Warrant may not be amended and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Holder.

     Section 12.   Descriptive Headings; Sections; Governing Law.  The
                   ---------------------------------------------
descriptive headings of the Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. Unless the context otherwise indicates, references herein to Sections are to Sections of this Warrant. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles.

                                *    *    *    *

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date first above written.


                              MEDICONSULT.COM, INC.



                              By:____________________________
                                 Name:
                                 Title:







                          [Signature Page to Warrant]

                                                                       EXHIBIT A


                             FORM OF SUBSCRIPTION
                             --------------------


To:  Mediconsult.com, Inc.
     1330 Avenue of the Americas
     17th Floor
     New York, New York 10103
     Attention: Secretary


          The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for the purchase of ________ shares of the Common Stock covered by such Warrant and [makes payment herewith in full therefor at] [surrenders _____ additional shares of the Common Stock covered by such Warrant in lieu of payment of] the price per share provided by such Warrant.

                        Dated:

                                   WARRANT HOLDER:

                              [WARRANT HOLDER]


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

                              Address:



[Name in which shares should be registered:]



[Name and address of Person to which new Warrant should be delivered:]

                                                                       EXHIBIT B


                              FORM OF ASSIGNMENT
                              ------------------


          FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                Address                   No. of Shares
-----------------------------------------------------------------------



Dated:                                [WARRANT HOLDER]


                                      By:______________________________
                                      Name:____________________________
                                      Title:___________________________

                                      Address: